SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 23, 2002
Date of Report (Date of earliest event reported):

SuperGen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 560-0100

Item 5.            Other Events

                        On September 23, 2002 SuperGen, Inc. (“SuperGen”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with purchasers named therein (“Purchasers”) for the private placement of shares of Common Stock and warrants (“Warrants”), and a Registration Rights Agreement relating thereto.  Upon closing of the transaction on September 24, 2002, SuperGen issued 1,806,400 shares of Common Stock (“Shares”) to the Purchasers at a per share price of $2.50, for an aggregate amount of $4,516,000, and issued Warrants to the Purchasers for the purchase of the same number of shares.

                        The Warrants have the following characteristics: (i) 1,204,269 (66 2/3%) of the shares subject to the Warrants have an exercise price of $4.00 and the other 602,131 (33 1/3%) of the shares have an exercise price of $5.00 per share (each such price, “Exercise Price”), (ii) the Warrants will be exercisable for a term of 4 years, (iii) the Exercise Prices of the Warrants will be subject to adjustment so that, if SuperGen issues any shares of Common Stock (including options and warrants, with standard exceptions), at a price that is lower than the respective Exercise Price, then the respective Exercise Price will be reduced to each such lower price, provided, however, that after 540 days of issuance of the Warrants, the respective Exercise Price shall not be reduced to less than $2.50, and (iv) after two years, the Warrants will be redeemable by SuperGen if the shares of SuperGen Common Stock are trading at above 200% of the respective Exercise Price for twenty consecutive days.

          In connection with the placement, SuperGen also paid certain cash fees and issued a warrant to the placement agent, Rodman & Renshaw, Inc., for the purchase of 118,000 shares of Common Stock at an exercise price of $3.00 per share for its activity engaged on behalf of SuperGen.

                        Pursuant to the Registration Rights Agreement, SuperGen will file a registration statement on Form S-3 to cover the resale of the Shares and shares of Common Stock issuable upon exercise of the Warrants.  In addition, pursuant to the terms of the Purchase Agreement, SuperGen agreed not to enter into any financing transactions for the issuance of shares of SuperGen within 90 days of the effectiveness of the registration statement SuperGen will file on behalf of the Purchasers.

                        Copies of the Purchase Agreement and Registration Rights Agreement, a Form Warrant for the Purchasers, and a Form Warrant for the placement agents are filed as exhibits to this report and are incorporated in this report by reference.  On September 24, 2002, SuperGen issued a press release announcing the execution of definitive agreements for the transaction.  A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.            Financial Statements and Exhibits.

                (c)           Exhibits

10.1               Securities Purchase Agreement dated September 23, 2002 by and between SuperGen, Inc. and the purchasers named therein

10.2               Registration Rights Agreement dated September 23, 2002 by and between SuperGen, Inc. and the purchasers named therein

10.3               Form of Warrant dated September 24, 2002 issued to the purchasers under the Securities Purchase Agreement

10.4               Form of Warrant dated September 24, 2002 issued to the placement agent

99.1               Press release dated September 24, 2002 announcing the execution of the definitive agreements for the private placement of shares of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

Date: October 1, 2002	By:	/s/ JOSEPH RUBINFELD
Joseph Rubinfeld, Ph.D.
Chief Executive Officer, President
and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated September 23, 2002 by and between SuperGen, Inc. and the purchasers named therein

10.2	Registration Rights Agreement dated September 23, 2002 by and between SuperGen, Inc. and the purchasers named therein

10.3	Form of Warrant dated September 24, 2002 issued to the purchasers under the Securities Purchase Agreement

10.4	Form of Warrant dated September 24, 2002 issued to the placement agent

99.1	Press release dated September 24, 2002 announcing the execution of the definitive agreements for the private placement of shares of Common Stock